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                                                                   EXHIBIT 21.1

EXHIBIT 21.1 - SUBSIDIARIES OF THE COMPANY

- INTERSOLV, Inc. (Delaware)

  - INTERSOLV Technology Holdings Corporation (Delaware)
  - INTERSOLV KK (Japan)
  - INTERSOLV International Holdings Corp. (Delaware)

    - INTERSOLV plc (United Kingdom)
    - INTERSOLV Pty Ltd (Australia)
    - Salgin Pty Ltd (Australia)
    - INTERSOLV Gmbh (Germany)
    - INTERSOLV France SA (France)
    - INTERSOLV Foreign Sales Corporation (Barbados)
    - INTERSOLV Distributors Inc. (Delaware)
    - TechGnosis France SA (France)
    - TechGnosis (Middleware) Ltd. (United Kingdom)
    - TechGnosis GmbH (Germany)
    - INTERSOLV NV (Belgium)
    - TechGnosis International NV (Belgium)
    - INTERSOLV BV (Netherlands)

  - INTERSOLV-Canada Inc. (Ontario, Canada)
  - Q&E Software Ltd. (United Kingdom)
  - Q&E Software Deutscheland (Germany)
  - Q&E Software Benelux (Netherlands)
  - SQL Holdings plc (United Kingdom)

    - SQL Limited (United Kingdom)

      - SQL Software Inc. (Delaware)
      - SQL GmbH (Germany)